FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List Of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

Connect Invest III LLC

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

Filed in the Office of	Business Number E44823122024-6
FVAguilar	Filing Number 20244482313
Secretary of State State Of Nevada	Filed On 11/20/2024 13:38:57 PM
	Number of Pages 2

- ☐ Corporation
  - ☐ This corporation is publicly traded, the Central Index Key number is:
- ☐ Nonprofit Corporation (see nonprofit sections below)
- ☑ Limited-Liability Company
- ☐ Limited Partnership
- ☐ Limited-Liability Partnership
- ☐ Limited-Liability Limited Partnership (if formed at the same time as the Limited Partnership)
- ☐ Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

- ☐ 001 - Governmental Entity
- ☐ 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming and exemption under 501(c) designation must indicate by checking box below.

- ☐ Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

- ☐ Unit-owners' Association
- ☐ Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: **Charitable Solicitation Information - check applicable box**

Does the Organization intend to solicit charitable or tax deductible contributions?

- ☐ No - no additional form is required
- ☐ Yes - the *Charitable Solicitation Registration Statement* is required.
- ☐ The Organization claims exemption pursuant to NRS 82A 210 - the *Exemption From Charitable Solicitation Registration Statement* is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE Manager:

Name	Todd Parriott
Country	USA
Address	6700 Via Austi Parkway Suite E
City	Las Vegas
State	NV
Zip/Postal Code	89119

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the office of the Secretary of State.

X Todd Parriott

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

Title	Date
Manager	11/20/2024

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E44823122024-6
FVAguilar	Filing Number 20244482311
Secretary of State State Of Nevada	Filed On 11/20/2024 13:38:56 PM
	Number of Pages 2

Formation - Limited-Liability Company

- [x] NRS 86 - Articles of Organization Limited-Liability Company
- [ ] NRS 86.544 - Registration of Foreign Limited-Liability Company
- [ ] NRS 89 - Articles of Organization Professional Limited-Liability Company
- [ ] NRS 86.555 - Registration of Professional Foreign Limited-Liability Company

1. Name Being Registered in Nevada: (See instructions)	Connect Invest III LLC
2. Foreign Entity Name: (Name in home jurisdiction)	
3. Jurisdiction of Formation: (Foreign Limited-Liability Companies)	3a) Jurisdiction of formation: 3b) Date formed: 3c) I declare this entity is in good standing in the jurisdiction of its formation. ☐
4. Registered Agent for Service of Process*: (check only one box)	☐ Commercial Registered Agent (name only below) ☑ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below) **Todd Parriott** Name of Registered Agent OR Title of Office or Position with Entity **6700 Via Austi Pkwy., Ste 300E** (Street Address) **Las Vegas** (City) Nevada **89119** (Zip Code) Mailing Address (If different from street address) City Nevada Zip Code
4a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X **Todd Parriott** — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity **11/20/2024** — Date
5. Management: (Domestic Limited-Liability Companies only)	Company shall be managed by: (check one box) ☑ Manager(s) OR ☐ Member(s)
6. Name and Address of each Manager(s) or Managing Member(s): (NRS 86 and NRS 86.544, see instructions) **Name and Address of the Original Manager(s) and Member(s):** (NRS 89, see instructions) IMPORTANT: A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing.	1) **Todd Parriott** (Name) **6700 Via Austi Parkway Suite E** (Address) **Las Vegas** (City) **NV** (State) **89119** (Zip Code)
7. Dissolution Date: (Domestic only)	Latest date upon which the company is to dissolve (if existence is not perpetual):

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Limited-Liability Company

Continued, Page 2

8. Purpose/ Profession to be Practiced: (NRS 89 only)	
9. Series and/or Restricted Limited-Liability Company: (Optional)	Check box if a Series Limited-Liability Company ☐ Domestic Limited-Liability Company"s only: The Limited-Liability Company is a Restricted Limited-Liability Company ☐
10. Records Office: (Foreign Limited-Liability Companies)	Address City State Zip code Country
11. Street Address of Principal Office: (Foreign Limited-Liability Companies)	Address City State Zip code Country
12. Name, Address and Signature of the Organizer: (NRS 86, NRS 89 -Each Organizer must be a licensed professional.) **Name and Signature of Manager or Member:** (NRS 86.544 only) See instructions	*Foreign Limited-Liability Company - In the event the designated Agent for Service of Process resigns and is not replaced or the agent's authority has been revoked or the agent cannot be found or served with exercise of reasonable diligence, then the Secretary of State is hereby appointed as the Agent for Service of Process. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: Todd Parriott Country: United States Address: 6700 Via Austi Parkway City: Las Vegas State: NV Zip/Postal Code: 89119 X Todd Parriott (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)